Exhibit 99

HMN Financial, Inc. Announces First Quarter Results

    ROCHESTER, Minn.--(BUSINESS WIRE)--April 21, 2005--HMN Financial, Inc. (HMN) (NASDAQ:HMNF):

    First Quarter Highlights

    -- Net income of $2.8 million, up $695,000, or 32.8% over first quarter of 2004

    -- Diluted earnings per share up $0.18, or 34.6%, over first quarter of 2004

    -- Net interest income up $1.8 million, or 14.9%, over first quarter of 2004

    --  Net interest margin up 33 basis points over first quarter of
        2004

    -- Gain on sales of loans down $119,000, or 28.9%, from first quarter of 2004

-0-
*T
EARNINGS SUMMARY                                 Three Months Ended
                                                     March 31,
                                                  2005        2004
                                              ------------------------
Net income                                   $ 2,815,064   2,120,461
Diluted earnings per share                          0.70        0.52
Return on average assets                            1.18 %      0.96 %
Return on average equity                           13.22 %     10.21 %
Book value per share                         $     19.17       18.23
*T

    HMN Financial, Inc. (HMN) (NASDAQ:HMNF), the $991 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.8 million for the first quarter of 2005, up $695,000, or 32.8%, from net income of $2.1 million for the first quarter of 2004. Diluted earnings per common share for the first quarter of 2005 were $0.70, up $0.18, or 34.6%, from $0.52 for the first quarter of 2004.

    First Quarter Results

    Net Interest Income

    Net interest income was $8.7 million for the first quarter of 2005, an increase of $1.4 million, or 19.8%, compared to $7.2 million for the first quarter of 2004. Interest income was $14.2 million for the first quarter of 2005, an increase of $1.8 million, or 14.9%, from $12.4 million for the first quarter of 2004. Interest income increased primarily because of an increase in the average interest-earning assets and because of a change in the mix of assets between the periods. The increase in interest-earning assets was caused primarily by the $109 million increase in the commercial loans between the periods. The increase in interest income on commercial loans was partially offset by lower interest income on the single-family loan and investment portfolios due to a decrease in the outstanding balances and lower interest rates of these portfolios in the first quarter of 2005 when compared to the same period in 2004. The yield earned on interest-earning assets was 6.21% for the first quarter of 2005, an increase of 30 basis points from the 5.91% yield for the first quarter of 2004.
    Interest expense was $5.5 million for the first quarter of 2005, an increase of $406,000, or 7.9%, compared to $5.1 million for the first quarter of 2004. Interest expense increased because of the $116 million in deposit growth that was experienced between the periods. The increase in interest expense caused by the additional deposits was partially offset by a decrease in the average interest rate paid on deposits. The decrease in the average interest rate between the periods was primarily the result of lower interest rates paid on certificates of deposit. The average interest rate paid on interest-bearing liabilities was 2.56% for the first quarter of 2005, a decrease of 2 basis points from the 2.58% paid for the first quarter of 2004. Net interest margin (net interest income divided by average interest earning assets) for the first quarter of 2005 was 3.79%, an increase of 33 basis points, compared to 3.46% for the first quarter of 2004.

    Provision for Loan Losses

    The provision for loan losses was $636,000 for the first quarter of 2005, a decrease of $183,000, compared to $819,000 for the first quarter of 2004. The provision for loan losses for the first quarter of 2005 decreased despite the $14 million of additional loan growth experienced in the quarter when compared to the same period in 2004. The increase in the provision related to the additional loan growth was entirely offset by a decrease in the provision due to fewer commercial loan risk rating downgrades in the first quarter of 2005 when compared to the same period of 2004. Total non-performing assets were $4.9 million at March 31, 2005, an increase of $52,000, from $4.9 million at December 31, 2004.

    Non-Interest Income and Expense

    Non-interest income was $1.4 million for the first quarter of 2005, a decrease of $110,000, or 7.1%, from $1.5 million for the first quarter of 2004. Non-interest income decreased $119,000 because of lower gains on sales of loans due to the decreased mortgage loan activity in the first quarter of 2005 when compared to the same period in 2004. Mortgage loan activity slowed in the first quarter of 2005 due to the increase in mortgage interest rates from the first quarter of 2004. Fees and service charges increased $34,000 between the periods primarily due to increased business banking and debit card activity. Other non-interest income decreased $29,000 primarily because of decreased revenues from the sale of uninsured investment products.
    Non-interest expense was $5.3 million for the first quarter of 2005, an increase of $364,000, or 7.4%, from $4.9 million for the first quarter of 2004. Compensation expense increased $246,000 primarily because of increases in health insurance costs and because of annual payroll cost increases. Occupancy expense increased $111,000 due to the additional corporate office facilities occupied in the first quarter of 2005 and because of an increase in amortization expense as a result of various software upgrades between the periods. Data processing costs increased $47,000 due to increases in the services provided by the Bank's third party processor between the periods. Income tax expense increased $446,000 between the periods due to increased taxable income and an increased effective tax rate. The effective tax rate increased primarily because of changes in state tax allocations and a decrease in tax exempt income as a percentage of income.

    Return on Assets and Equity

    Return on average assets for the first quarter of 2005 was 1.18%, compared to 0.96% for the first quarter of 2004. Return on average equity was 13.22% for the first quarter of 2005, compared to 10.21% for the same quarter in 2004. Book value per common share at March 31, 2005 was $19.17, compared to $18.23 at March 31, 2004.

    President's Statement

    "Earnings continue to improve as a result of our asset growth and the change in the mix of our loans and deposits," said HMN President, Michael McNeil. "We believe that our strategy of becoming a diversified full service provider of financial products and services will continue to have a positive effect on our core earnings."

    General Information

    HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates nine full service offices in southern Minnesota located in Albert Lea, Austin, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in St. Cloud and Rochester, Minnesota and West Des Moines, Iowa. Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

    Safe Harbor Statement

    This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to HMN's financial expectations for earnings and revenues. A number of factors could cause actual results to differ materially from HMN's assumptions and expectations. These factors include possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, changes in monetary and fiscal policies of the federal government, and changes in tax laws. Additional factors that may cause actual results to differ from HMN's assumptions and expectations include those set forth in HMN's most recent filings with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.

    (Three pages of selected consolidated financial information are included with this release.)

                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets


----------------------------------------------------------------------
                                              March 31,   December 31,
                                                 2005         2004
----------------------------------------------------------------------
                                             (unaudited)
                   Assets

Cash and cash equivalents...................$ 39,340,351   34,298,394
Securities available for sale:
   Mortgage-backed and related securities
    (amortized cost $9,058,730 and
     $9,509,377)............................   8,470,270    9,150,871
    Other marketable securities
     (amortized cost $92,084,357 and
      $95,097,051)..........................  90,979,999   94,521,512
                                             ------------ ------------
                                              99,450,269  103,672,383
                                             ------------ ------------

Loans held for sale.........................   1,510,373    2,711,760
Loans receivable, net....................... 813,244,220  783,213,262
Accrued interest receivable.................   4,482,087    3,694,133
Real estate, net............................   1,058,859      140,608
Federal Home Loan Bank stock, at cost.......   8,697,600    9,292,800
Mortgage servicing rights, net..............   3,137,081    3,231,242
Premises and equipment, net.................  12,486,865   12,464,265
Investment in limited partnerships..........     160,548      168,258
Goodwill....................................   3,800,938    3,800,938
Core deposit intangible, net................     305,153      333,617
Prepaid expenses and other assets...........   2,371,321    2,638,681
Deferred tax asset..........................   1,280,600    1,012,700
                                             ------------ ------------
    Total assets............................$991,326,265  960,673,041
                                             ============ ============


    Liabilities and Stockholders' Equity

Deposits....................................$727,814,985  698,902,185
Federal Home Loan Bank advances............. 170,900,000  170,900,000
Accrued interest payable....................   1,943,401    1,314,356
Customer escrows............................     980,756      762,737
Accrued expenses and other liabilities......   5,198,659    5,022,927
                                             ------------ ------------
    Total liabilities....................... 906,837,801  876,902,205
                                             ------------ ------------
Commitments and contingencies
Stockholders' equity:
     Serial preferred stock ($.01 par
      value):
       Authorized 500,000 shares; issued and
        outstanding none....................           0            0
     Common stock ($.01 par value):
       Authorized 11,000,000; issued shares
        9,128,662...........................      91,287       91,287
Additional paid-in capital..................  57,779,389   57,875,595
Retained earnings, subject to certain
 restrictions...............................  93,380,666   91,408,028
Accumulated other comprehensive income
 (loss).....................................  (1,095,317)    (604,446)
Unearned employee stock ownership plan
 shares.....................................  (4,495,943)  (4,544,300)
Unearned compensation restricted stock
 awards.....................................    (302,408)           0
Treasury stock, at cost 4,721,168 and
 4,708,798 shares........................... (60,869,210) (60,455,328)
                                             ------------ ------------
    Total stockholders' equity..............  84,488,464   83,770,836
                                             ------------ ------------
Total liabilities and stockholders' equity..$991,326,265  960,673,041
                                             ============ ============


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Consolidated Statements of Income
                             (unaudited)

----------------------------------------------------------------------
                                                 Three Months Ended
                                                      March 31,
                                                  2005        2004
----------------------------------------------------------------------
Interest income:
  Loans receivable............................$13,333,019  11,491,264
  Securities available for sale:
      Mortgage-backed and related.............     89,768     118,864
      Other marketable........................    641,756     683,407
  Cash equivalents............................     52,269      26,298
  Other.......................................     79,528      36,422
                                               ----------- -----------
      Total interest income................... 14,196,340  12,356,255
                                               ----------- -----------

Interest expense:
  Deposits....................................  3,702,631   2,930,034
  Federal Home Loan Bank advances.............  1,822,691   2,188,955
                                               ----------- -----------
     Total interest expense...................  5,525,322   5,118,989
                                               ----------- -----------
     Net interest income......................  8,671,018   7,237,266
Provision for loan losses.....................    636,000     819,000
                                               ----------- -----------
     Net interest income after provision for
      loan losses.............................  8,035,018   6,418,266
                                               ----------- -----------

Non-interest income:
  Fees and service charges....................    602,597     568,550
  Mortgage servicing fees.....................    292,980     287,232
  Gain on sales of loans......................    293,316     412,369
  Earnings (losses) in limited partnerships...     (7,710)     (6,617)
  Other.......................................    245,548     274,749
                                               ----------- -----------
     Total non-interest income................  1,426,731   1,536,283
                                               ----------- -----------

Non-interest expense:
  Compensation and benefits...................  2,774,104   2,528,478
  Occupancy...................................    995,254     884,602
  Deposit insurance premiums..................     27,906      18,705
  Advertising.................................     83,908      87,546
  Data processing.............................    237,488     190,565
  Amortization of mortgage servicing rights,
   net of valuation adjustments...............    239,033     253,449
  Other.......................................    932,692     962,574
                                               ----------- -----------
     Total non-interest expense...............  5,290,385   4,925,919
                                               ----------- -----------
     Income before income tax expense.........  4,171,364   3,028,630
Income tax expense............................  1,356,300     910,500
                                               ----------- -----------
     Income before minority interest..........  2,815,064   2,118,130
Minority interest.............................          0      (2,331)
                                               ----------- -----------
     Net income...............................$ 2,815,064   2,120,461
                                               =========== ===========
Basic earnings per share......................$      0.74        0.54
                                               =========== ===========
Diluted earnings per share....................$      0.70        0.52
                                               =========== ===========


                 HMN FINANCIAL, INC. AND SUBSIDIARIES
             Selected Consolidated Financial Information
                             (unaudited)

----------------------------------------------------------------------
SELECTED FINANCIAL DATA:                  Three Months Ended
(dollars in thousands, except per share       March 31,
 data)                                       2005    2004
----------------------------------------------------------------------
I.  OPERATING DATA:
    Interest income......................$  14,196   12,356
    Interest expense.....................    5,525    5,119
    Net interest income..................    8,671    7,237

II.  AVERAGE BALANCES:
     Assets (1)..........................  968,508  886,623
     Loans receivable, net...............  800,369  703,126
     Mortgage-backed and related
      securities (1).....................    9,292   13,140
     Interest-earning assets (1).........  927,330  841,282
     Interest-bearing liabilities........  876,576  798,366
     Equity (1)..........................   86,345   83,526

III. PERFORMANCE RATIOS: (1)
     Return on average assets
      (annualized).......................    1.18 %   0.96 %
     Interest rate spread information:
        Average during period............     3.65     3.33
        End of period....................     3.53     3.29
     Net interest margin.................     3.79     3.46
     Ratio of non-interest expense to
      average total assets (annualized)..     2.22     2.23
     Return on average equity
      (annualized).......................    13.22    10.21
     Efficiency..........................    52.44    56.15

                                         -----------------------------
                                          March 31, Dec 31,  March 31,
                                            2005      2004     2004
                                         -----------------------------
IV.  ASSET QUALITY :
     Total non-performing assets.........$   4,934    4,882     4,073
     Non-performing assets to total
      assets.............................     0.50%    0.51%     0.45%
     Non-performing loans to total loans
      receivable, net....................     0.43     0.55      0.47
     Allowance for loan losses...........$   9,394    8,996     7,557
     Allowance for loan losses to total
      loans receivable, net..............     1.16%    1.15%     1.05%
     Allowance for loan losses to non-
      performing loans...................   267.99   207.30    222.20

V.   BOOK VALUE PER SHARE:
     Book value per share................$   19.17    18.95     18.23

                                         -----------------------------
                                          3 Months    Year   3 Months
                                            Ended    Ended     Ended
                                           Mar 31,  Dec 31,   Mar 31,
                                            2005      2004     2004
                                         -----------------------------
VI.  CAPITAL RATIOS :
     Stockholders' equity to total
      assets, at end of period...........     8.52%    8.72%     9.13%
     Average stockholders' equity to
      average assets (1).................     8.92     9.17      9.42
     Ratio of average interest-earning
      assets to average interest-bearing
      liabilities (1)....................   105.79   105.38    105.38
                                         -----------------------------
                                          March 31, Dec 31,  March 31,
                                            2005      2004     2004
                                         -----------------------------
VII. EMPLOYEE DATA:
     Number of full time equivalent
      employees..........................      202      208       200

(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.

    CONTACT: HMN Financial, Inc., Rochester
             Michael McNeil, 507-535-1202